UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2016

Regal Entertainment Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 17, 2016, Regal Entertainment Group (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC (the “Underwriter”) and The Anschutz Corporation and its affiliate, AFIC II LLC (collectively, the “Selling Stockholders”).  Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell 13,000,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Shares”), to the Underwriter at a price of $22.95 per share (the “Offering”).  The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

The Underwriting Agreement contains customary representations, warranties and covenants, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Offering was made pursuant to a prospectus supplement, dated  November 17, 2016, to the prospectus dated August 28, 2015 that was included in the Company’s effective shelf registration statement (Reg. No. 333-206656) (the “Registration Statement”) relating to shares of the Company’s Class A common stock.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1.

Item 8.01  Other Events.

Attached hereto, and incorporated by reference to the Registration Statement, is the opinion of Hogan Lovells US LLP relating to the legality of the Shares.

Item 9.01   Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, dated November 17, 2016, by and among the Company, the Underwriter and the Selling Stockholders
5.1	Opinion of Hogan Lovells US LLP regarding the legality of the shares offered
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: November 23, 2016	By:	/s/ Peter B. Brandow
	Name:	Peter B. Brandow
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, dated November 17, 2016, by and among the Company, the Underwriter and the Selling Stockholders
5.1	Opinion of Hogan Lovells US LLP regarding the legality of the shares offered
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)